UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 4, 2025
HORMEL FOODS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hormel Place, Austin, Minnesota	55912-3680
(Address of principal executive offices)	(Zip Code)

(507) 437-5611
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01465 par value	HRL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05    Costs Associated with Exit or Disposal Activities.

On November 4, 2025, Hormel Foods Corporation (the “Company”) announced a corporate restructuring plan designed to reduce administrative expenses, improve efficiencies, and align its workforce to the Company’s future needs, while enabling continued investment in the Company’s growth. The restructuring includes a voluntary early retirement program for certain groups of employees, the closing of certain open roles, involuntary role reductions, and making select changes to benefit programs. As part of the plan, the Company expects to eliminate approximately 250 corporate and sales roles, with most of the related employee departures to occur by December 31, 2025.

In connection with this restructuring, the Company expects to incur restructuring charges in the range of $20 million to $25 million. Substantially all the charges are expected to be related to one-time pension benefits, cash severance payments, stock compensation expenses, and employee benefit costs. Most of the charges are expected to be incurred in the fourth quarter of fiscal year 2025 and the first quarter of fiscal year 2026. Of the estimated aggregate amount of charges, the Company expects that approximately $8 million to $10 million will be in future cash expenditures to be made over the next 12 months.

The estimates of the charges and expenditures that the Company expects to incur, and the timing thereof, are subject to a number of assumptions, and actual amounts may differ materially from estimates. In addition, the Company may incur other charges or cash expenditures due to the expansion of the program or because of events not yet contemplated in connection with the corporate restructuring.

Item 7.01    Regulation FD Disclosure.

A copy of the Company’s press release dated November 4, 2025, regarding the corporate restructuring is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	Press release issued November 4, 2025.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION

Dated: November 4, 2025	By:	/s/ Paul Kuehneman
Name: Paul Kuehneman
Title: Interim Chief Financial Officer and Controller